Exhibit 10.17


                                    ASSIGNMENT OF
                              EXCLUSIVE MARKETING RIGHTS

          Effective as of the 9th day of February, 1995, CompuMed Inc. ("Compumed"), a Delaware corporation having offices in Manhattan Beach,
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     California, and Jacob Meller ("Meller"), a non United States resident,
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     hereby agree as follows:

          1.   Background Information.
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               1.1  Meller.  Meller is the owner of the exclusive marketing
                    ------
     rights in the United States of America for the products identified in
     Exhibit 1 hereto of Israeli Aerotel Inc., a corporation organized under the laws of Israel ("Aerotel"). A copy of the entire agreement (the "Exclusive

                     -------                                          ---------
     Marketing Agreement") with Aerotel including all its additions and
     -------------------
     amendments granting such rights to Meller is attached hereto as Exhibit 1. The Exclusive Marketing Agreement gives Meller the exclusive right through the end of 1999 to market Aerotel products in the United States, provided that yearly sales increase by 20% per year.

               1.2  Compumed.  CompuMed is a NASDAQ-listed company that has
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     approximately 5,200,000 outstanding shares of common stock, $.01 par value per share (the "Common Stock").  CompuMed currently has a business line
                     ------------
     involving [telephonic interpretation of EKG data] (the "EKG Business").  As

                                                             ------------
     part of that business, CompuMed manufactures devices that it designates its 107 and 307 series.

               1.3  Regulation S Offering.  CompuMed has recently received an
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     equity investment of $350,000 as part of a planned Regulation S offering
     (the "Offering") of $1,000,000 through Israel-Trading Co.

          2.   Assignment.
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     Meller hereby assigns to CompuMed all of his right, title and interest in and to the Exclusive Marketing Agreement between Meller and Aerotel for sales within the United States of America. CompuMed hereby agrees to perform all of the obligations of Meller set forth therein with respect to such sales except that Meller shall remain solely responsible for liabilities and penalties arising under the Exclusive Marketing Agreement arising out of any failure to meet minimum sales figures, which liabilities and penalties Meller agrees to pay, unless Aerotel enters into a separate and superseding agreement directly with CompuMed, in which case CompuMed shall be responsible for such liabilities and penalties.

          3.   Consideration.
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               3.1  Shares.  As consideration to Meller for the assignment set
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     forth herein, CompuMed is issuing Four Hundred Thousand (400,000) shares of its Common Stock (the "Meller Shares") simultaneously with the execution of this agreement. The Meller Shares are being issued in Meller's name and being delivered to Thomas C. Carey, Esq. and Irachmil B. Taus, II, Esq. (collectively, the "Escrow Agent"), as co-escrow agents, pursuant to the escrow agreement attached hereto as Exhibit 2 (the "Escrow Agreement"), with irrevocable instructions to release them to Meller as follows: (a) One Hundred Thousand (100,000) of the Meller Shares shall be released and delivered to Meller at his address set forth in section 9.5 below 41 days after the date of this Agreement, provided that Meller confirms that he is then at a non-U.S. address for bona fide business or personal reasons; (b) Two Hundred Thousand (200,000) Meller Shares shall be released and delivered to Meller at his address set forth in section 9.5 below provided that Meller confirms that he is then at a non-U.S. address for bona fide business or personal reasons upon the last to occur of (i) completion of a Two Hundred and Fifty Thousand U.S. Dollars ($250,000.00) investment in the Offering through Israel Trading Company, (ii) a demonstration that the TeleCor telemetry station is operational, with all necessary FDA approvals, so that medical doctors can prescribe cardiac event monitors in reliance upon it, all as set forth in greater detail in the Escrow Agreement (but in no event sooner than 41 days after the date of this Agreement) and (iii) in the case of 100,000 of such 200,000 shares, the date one year from the date of this agreement; and (c) One Hundred Thousand (100,000) shares are being delivered to the Escrow Agent pursuant to the Escrow Agreement with irrevocable instructions to release and deliver the shares to Meller at his address set forth in section 9.5 as Meller may direct, provided that Meller confirms that he is then at a non-U.S. address for bona fide business or personal reasons upon the last to occur of (i) sales revenue of the TeleCor division (as defined hereinafter) having reached Forty Thousand U.S. Dollars ($40,000.00) for two successive months, and (ii) the date one year from the date of this agreement, all as set forth in greater detail in the Escrow Agreement. (All 400,000 shares being delivered herewith are referred to herein collectively as the "Shares").
                                             ------

          Nothing in the foregoing timetable or in the Escrow Agreement shall be construed as requiring that Meller provide additional consideration for the issuance of any of the Shares. It is expressly understood that the parties are relying upon the availability of Regulation S promulgated by the U.S. Securities Exchange Commission ("Reg S") as the basis for not registering
                                      -----
     the issuance of the Shares, the Warrant (as defined hereinafter) and the Common Stock that is subject to the Warrant (collectively, the "Meller
                                                                     ------
     Securities").  It is the belief of the parties that all of the Shares and
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     the Warrant shall, for purposes of Regulation S, be deemed to have been issued to Meller in Israel at the time of the execution of this Agreement, and that the escrow conditions will serve as a condition subsequent which may defeat Meller's entitlement to a portion of the Shares.

          3.2  Meller Warrant.  As consideration to Meller for the assignment
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     set forth herein, CompuMed will also issue a warrant (the "Meller Warrant")

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     in the same form as is being issued to Israel Trading Company in connection with the Offering, subject only to such differences as may be legally required because of differing circumstances applicable to Meller. The Meller Warrant will be issued when the warrant to Israel Trading is issued.

     When issued, the Meller Warrant will give Meller the right to purchase up to One Hundred Fifty Thousand (150,000) shares of additional Common Stock at $0.50 per share when the gross revenues of the TeleCor division have reached $2.5 million during a 12-month period on at least a break-even operational basis. The Common Stock subject to the Meller Warrant (the "Meller Warrant Shares") shall, when issued, be fully paid and non-
      ---------------------
     assessable and of the same par value as the shares of Common Stock that are publicly traded. The Meller Warrant will be delivered to the Escrow Agent pursuant to the Escrow Agreement with irrevocable instructions to release and deliver the Warrant to Meller 41 days after the date of this Agreement at his address set forth in section 9.5 below, provided that Meller confirms that he is then at a non-U.S. address for bona fide business or personal reasons.

          4. Restrictions on Transfer of Securities.
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           Meller hereby represents to CompuMed that (i) he is not a U.S.
     Person, as that term is defined in Reg S, (ii) he is not, at the time of execution of this Agreement, physically present in the United States; (iii) he is acquiring the Meller Shares and the Meller Warrant (collectively, the "Meller Securities") for his own account, an not on behalf of any U.S.
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     Person, as that term is defined in Reg S, (iv) he is the sole beneficial owner of the Meller Securities, and has not pre-arranged any sale to any purchaser within the U.S.; (v) Any transfer of the certificates representing any Meller Securities that he may transfer into street name will be solely to enable Meller to comply with the requirements of certain offshore portfolio management regulations and the security requirements of offshore lenders for margin loans; (vi) Meller is not an underwriter of, or dealer in, the Meller Securities, and is not purchasing pursuant to a contractual arrangement for the distribution of such securities; and (vii) he is not acquiring any of the Meller Securities as part of a plan to evade the registration provisions of the Securities Act of 1933 (the "1933 Act").

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     Meller agrees that these representations will be deemed to be re-made at the time of the issuance of any Meller Warrant Shares. CompuMed is issuing the Meller Securities without registering their issuance under the 1933 Act in reliance upon these representations and in reliance upon the exemption from such registration requirements set forth in Reg S. Therefore no Meller Securities can be transferred within the United States or to a U.S. resident unless the transfer has been registered under the 1933 Act or is exempt from the registration requirements set forth therein; and CompuMed may issue stop transfer orders to its transfer agent restricting transfer or sale of the Meller Securities until 41 days after issuance. Meller acknowledges that he has received copies of CompuMed's most recent Annual Report of form 10-KSB filed with the SEC, and the Forms 10-QSB and 8-K filed thereafter, and other publicly-available documents.

          Notwithstanding the foregoing, the parties acknowledge that Meller may have to travel to the United States to ascertain that certain operational aspects of the Aerotel technology are operating successfully. He is not obligated hereunder to remain outside the United States while the Warrant is outstanding; and he is not making any representation that he will do so.

          5.   Representations and Warranties.
               -------------------------------

               5.1  Representations and Warranties of Meller.  Meller hereby
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     represents and warrants to CompuMed that:

               (a) The background information set forth in sections 1.1 and 1.3 is true and not misleading;

               (b) No separate consideration will be owed to Aerotel as a result of the consummation of the transactions contemplated herein;

               (c) His execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby (i.e., the assignment of the Aerotel Agreement), will not result in a breach of any of the terms, conditions or provisions of any law, order, writ, injunction, judgment or decree of any court or governmental authority or any arbitration award applicable to him;


               (d) Except as otherwise disclosed in this Agreement, he has good title (whether in absolute form or in the form of license rights) to all computer software programs necessary for him to carry out the provisions of this Agreement;


               (e) All Aerotel products to be sold in the United States have or shall have all necessary approvals and clearances from the
                    U. S. Food and Drug Administration;


               (f) A Heartline Center Aerotel Model, including lay-out, and software, and but excluding hardware, shall be installed and set up at CompuMed's headquarters after CompuMed has provided the hardware needed and the location of the Center);

               (g) Attached as Exhibit 3 hereto is a valid and binding written agreement of Aerotel confirming that the Exclusive Marketing Agreement set forth on Exhibit 1 hereto is a true, correct and complete copy of agreement between it and Meller concerning the subject matter addressed therein;

                    (i) confirming that the agreement remains in full force and effect, and does not conflict with any other agreement, judgment or court order binding upon it or its assets;
                    (ii) confirming that Aerotel has the right to grant the
                         marketing rights granted therein to Meller; and

                    (iii) consenting in writing to the assignment of Meller's
                         rights therein to CompuMed.


             5.2  Representations and Warranties of CompuMed. CompuMed hereby
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     represents and warrants to Meller that:

               (a) The background information set forth in section 1.2 and 1.3 is true and not misleading;

               (b) All shares of Common Stock to be issued hereunder or pursuant to the Meller Warrant have been duly authorized and, when issued in accordance with this Agreement and all the exhibits attached hereto, will be and are validly issued, fully paid and non-assessable; and

               (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach of any of the terms, conditions or provisions of (a) its Certificate of Incorporation or by-laws, or (b) any law, order, writ, injunction, judgment or decree of any court or governmental authority or any arbitration award applicable to it. No consent, approval, order or authorization of any governmental authority is required to be obtained by CompuMed in order to consummate the transactions contemplated herein.

               (d) Its Common Stock is registered pursuant to section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

               (e) It has made all filings required to be made under the Exchange Act for a period of twelve months preceding the date hereof (the "SEC Filings"). The Company will continue
                                      -----------
                    to make such filings on a timely basis.

               (f) It agrees, pursuant to the sale of its securities under Reg S, to make all necessary filings in connection with the sale of its securities as required by the laws and regulations of all appropriate jurisdictions.

               (g) If Meller decides to engage in a sale of any Shares or Warrant Shares that is registered under the 1933 Act, CompuMed will provide reasonable cooperation, at CompuMed's expense, such as causing its counsel to issue an opinion that the Shares or Warrant Shares have been duly authorized and are validly issued, fully-paid and non-assessable. Otherwise, Meller shall be generally responsible for the costs of such a registered offering.

          6.  Future Obligations.
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               6.1  CompuMed. CompuMed shall:
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               (a)  The Telecor Division.  Establish a TeleCor division as a
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                    vehicle for marketing products that combine the Aerotel and
                    CompuMed technologies for computer interpretation of transtelephonic EKG data, cardiac monitoring and emergency response of cardiac patients in the home. The TeleCor Division will market CompuMed's 107 and 307 product series and the Aerotel products. CompuMed will fund the TeleCor division with the net proceeds of the next $500,000 portion of the Offering raised hereafter (it being understood that Compumed may use the last $150,000 of the Offering for its general corporate purposes). Both parties acknowledge (without thereby modifying their rights and obligations hereunder) that execution of the TeleCor business plan will require more funds than will be available through the Regulation S Offering, and that there is no assurance that such capital will be available to CompuMed;

               (b)  Technology Sharing. Cooperate as required in making its
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                    technology available to the TeleCor division and assisting in the conversion of the Heartline system described below.

               (c)  Grimes Warrant. As an incentive to the TeleCor sales force,
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                    CompuMed will issue a warrant (the "Grimes Warrant")
                                                        --------------
                    pursuant to which Roger Grimes and his associates ("Grimes")

                                                                        ------
                    will have the right, upon the achievement of certain sales revenue and profitability milestones, to purchase up to Six Hundred Fifty Thousand (650,000) shares of additional Common Stock at $0.50 per share (such shares being referred to herein collectively as the "Grimes Warrant Shares").
                                                ---------------------

             6.2    Meller.  As part of the assignment of the Exclusive
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                    Marketing Agreement, and to demonstrate that the Aerotel
                    product is functioning and operative, Meller shall cause Aerotel to:

               (a)  Training.  Set up the operation and provide the technical
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                    skills necessary to run the TeleCor operations. This will
                    involve locating and obtaining operating experts in the local (U. S. labor) market and if necessary bring over from Israel (at no expense to CompuMed) such experts to run the application of the operations. This will also involve training employees of TeleCor (as a division of CompuMed) as needed to provide an efficient and proficient operation; and having representatives participate in, and cause Aerotel to participate in, the semi-annual trade shows presently conducted in Dallas, Texas, and New Orleans, Louisiana, in the same manner and to the same extent that they have done so in the recent past, with no charge to CompuMed;

               (b)  Heartline Conversion.  Use best efforts to achieve
                    --------------------
                    conversion of the algorithm of the Heartline system to operate on common PC computers (it being understood by the parties that such conversion may require the use of software copyrighted by third parties).

          7.  Arbitration.
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     Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, which the parties are unable to resolve themselves shall be finally settled by arbitration ("Arbitration") in accordance with this Section and (except to the extent inconsistent with the express provisions of this Section) the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by a three-person arbitration panel, except that no controversy or claim, the manner of resolution of which is expressly provided for herein otherwise than under this Section, or is expressly excluded from Arbitration, shall be arbitrable hereunder.

          The party seeking arbitration shall give notice thereof and of the issues it wishes arbitrated, and shall designate an arbitrator in such notice. The other party shall designate its arbitrator, and any additional issues it wishes arbitrated in the same proceeding, within thirty (30) days after receipt of such notice. The two arbitrators so selected shall agree upon a third arbitrator within fifteen (15) days thereafter. If a second arbitrator has not been designated within the thirty (30) day period provided therefore, the first arbitrator may unilaterally designate a second arbitrator and such two arbitrators shall constitute the arbitration panel. If the arbitrators selected by each of the parties cannot agree upon a third arbitrator, they shall request the Regional Director of the AAA to designate the third arbitrator. The arbitration panel may, with the consent of the parties, agree on such modifications to or exceptions from the Arbitration Rules of the AAA as the panel may deem appropriate. The award of the arbitrators shall be in writing and shall include written findings of fact to the extent the arbitration required the resolution of factual disputes.

          The agreement to arbitrate disputes as provided in this Agreement shall be specifically enforceable in any court having jurisdiction.

          No individual who is, or has at any time been, an officer, employee or consultant of either party shall be an arbitrator without the express written consent of both parties.

          All arbitration proceedings shall be held in Los Angeles, California. Each of the parties shall produce such records and witnesses as the arbitrators may request and as are available to them.

          The arbitrators shall determine a fair and equitable allocation of the reasonable fees and expenses of each party incurred in connection with any Arbitration hereunder, and such allocation shall be binding upon the parties.

          Each party submits to the jurisdiction of the arbitrators appointed in accordance herewith. The determination of the arbitrators shall be final and binding upon the parties and may be entered in any court having jurisdiction.

          8.   Indemnification.
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               8.1  Indemnification Covenants.
                    -------------------------

     Each party shall defend, indemnify, save and keep the other harmless against and from all liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including, without limitation, those asserted by any Federal, state or local governmental entity or third party, including reasonable attorneys' and expert witness fees, sustained or incurred as a result of or arising out of or by virtue of:

               (a) the inaccuracy of any representation or warranty made by the indemnifying party herein or in any document delivered herewith;

               (b) the unexcused failure of the indemnifying party to comply with any of the covenants of this Agreement to be performed by it or him (including, without limitation, this Section); and

               (c) the invalidity, unenforceability or lack of authorization of this Agreement, or any document delivered in connection herewith.

          9.   General
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               9.1  Applicable Law.
                    --------------

     The law of the State of California (excluding conflict of law rules thereof) shall govern the validity, interpretation, construction and performance of this Agreement.

               9.2  Compliance with Laws.
                    --------------------

     In the performance of this Agreement, each party shall comply with all federal, state and local laws, rules, ordinances, regulations and all administrative and judicial positions known to it, except for such period as it may in good faith be contesting the validity or application thereof.

               9.3  Severability.
                    ------------

     If any provision of this Agreement is held invalid by any court or body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

               9.4  Headings.
                    --------

     The section headings in this Agreement are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

               9.5  Notices.
                    -------

     All Notices hereunder shall be in writing, and may be delivered by U.S. Mail (certified or registered mail), FedEx, DHL or confirmed telecopier transmission, thereto, within accordance of the Notice provisions of this paragraph. Notices shall be deemed given upon receipt if sent by telecopier, FedEx or DHL, and three days after having been deposited in the U.S. mails, postage prepaid, if sent by U.S. mail. All notices shall be addressed as follows:

               If to CompuMed:     Rod N. Raynovich, President
                                   CompuMed, Inc.
                                   1230 Rosecrans Ave., suite 1000
                                   Manhattan Beach, CA 90266


               with a copy to:     Bruce Sunstein, Esq.
                                   Bromberg & Sunstein
                                   125 Summer St.
                                   Boston, MA 02110


               If to Meller:       Jacob Meller
                                   55 Ahad Haam St.
                                   Raanana, Israel 43210


               with a copy to:     Irachmil B. Taus II
                                   6380 Wilshire Blvd., #1407
                                   Los Angeles, CA 90048

               Changes in the respective addresses to which such notices shall be sent may be made from time to time by either party by notice to the other party(s).

               9.6  Entire Agreement.
                    ----------------

     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, representations and understandings of the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by written instrument duly executed by the parties hereto.

               9.7  No Third Party Beneficiaries.
                    ----------------------------

     This Agreement is intended to be an Agreement between CompuMed and Meller, and it is not the intent of the parties that any individual or company be a third party beneficiary of this Agreement.

               9.8  Waiver.
                    ------

     Failure of either party to provide notice to the other of a breach of this Agreement shall not act as a waiver of any prior or subsequent breach nor of any other legal or equitable remedy which it may have.

               9.9  Cooperation.
                    -----------

     Each party will cooperate with all reasonable requests of the other for information regarding the other party or the transactions contemplated hereby.

               9.10 Expenses.
                    --------

     Each party shall pay its own expenses incident to preparing for, entering and formulating this Agreement.

               9.11 Miscellaneous Agreements and Consents.
                    -------------------------------------

     Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

               9.12 Press Releases.
                    --------------

     The parties shall consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that either party may make such disclosures as are required by law.

                                    * * * * * * *

























     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed as a sealed instrument as of the day and year first above written.



                                        COMPUMED, INC.

                                        By:  /s/ Rod N. Raynovich
                                             ___________________________
                                             Rod N. Raynovich, President

                                        /s/ Jacob Meller
                                        ______________________________
                                        Jacob Meller

     SCHEDULE OF EXHIBITS

        1. Exclusive Marketing Agreements and all its Amendments
        2. Escrow Agreement
        3. Aerotel Consent